UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2014

AUTOZONE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.

AutoZone has other commercial relationships with certain parties to the Revolving Credit Agreement and the 364-Day Credit Agreement described in Item 2.03 below. From time to time, several of the lenders or their affiliates furnish general financing and banking services to AutoZone.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Second Amended and Restated Credit Agreement

On December 19, 2014, AutoZone, Inc. (“AutoZone”) entered into a Second Amended and Restated Credit Agreement dated as of December 19, 2014 (the “Revolving Credit Agreement”) among AutoZone as Borrower, the several Lenders from time to time party thereto, and Bank of America, N.A. as Administrative Agent and Swingline Lender (“Bank of America”), JPMorgan Chase Bank, N.A. as Syndication Agent (“JPMorgan”), arranged by Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as Joint Lead Arrangers and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., U.S. Bank National Association, Wells Fargo Securities, LLC and Barclays Capital as Joint Book Runners. The Revolving Credit Agreement amends the Amended and Restated Credit Agreement dated as of September 13, 2011 among AutoZone, the several lenders from time to time party thereto, Bank of America as Syndication Agent and Swingline Lender and JPMorgan as Syndication Agent, by, among other things, increasing the committed credit amount from $1 billion to $1.25 billion, reducing facility fees and applicable margins on Base Rate loans, increasing applicable margins on Eurodollar loans, and extending the termination date to December 19, 2019 while providing AutoZone with the right to make two separate requests prior to the termination date to extend the termination date for an additional one year.

The Revolving Credit Agreement provides for loans in the principal amount of up to $1.25 billion, which amount may be increased to $1.5 billion at the election of AutoZone upon the satisfaction of certain conditions. The Revolving Credit Agreement terminates by its terms, and all amounts borrowed under the Revolving Credit Agreement shall be due and payable, on December 19, 2019, but AutoZone may (i) on or after December 19, 2015 but not later than 45 days prior to the termination date, or (ii) on or after December 19, 2016 but not later than 45 days prior to the termination date, by notice to the Administrative Agent, request an extension of the termination date to December 19, 2020, in which event the Lenders under the Revolving Credit Agreement may, at their individual options, elect to extend the termination date. The Revolving Credit Agreement includes a $75 million sublimit for Swingline Loans and a $200 million aggregate sublimit for letters of credit.

Revolving loans under the Revolving Credit Agreement may be base rate loans, Eurodollar loans, or a combination of both, at AutoZone’s election. Base rate loans shall bear interest at a rate equal to the sum of (A) the highest of the Federal Funds Rate plus  1⁄2 of 1%, the Bank of America prime rate as publicly announced from time to time, and the Eurodollar Rate plus 1% (the “Base Rate”), plus (B) the Applicable Margin as defined in the Revolving Credit Agreement. Eurodollar loans shall bear interest at a rate equal to the Eurodollar Rate as defined in the Revolving Credit Agreement plus the Applicable Margin. Under the Revolving Credit Agreement, the Applicable Margin for Base Rate Loans shall be between zero and 30.0 basis points based on AutoZone’s senior unsecured (non-credit enhanced) long term debt rating as published by Standard & Poor’s Financial Services LLC and/or Moody’s Investors Service, Inc. (the “AutoZone Unsecured Debt Rating”). Under the Revolving Credit Agreement, the Applicable Margin for Eurodollar Loans shall be between 79.5 basis points and 130.0 basis points based on the AutoZone Unsecured Debt Rating. In addition, Facility Fees under the Revolving Credit Agreement were reduced and now vary from 8.0 to 20.0 basis points based on the AutoZone Unsecured Debt Rating.

The Revolving Credit Agreement is subject to customary affirmative, negative and financial covenants as more particularly described in the Revolving Credit Agreement.

364-Day Credit Agreement

On December 19, 2014, AutoZone entered into a Second Amended and Restated Credit Agreement dated as of December 19, 2014 (the “364-Day Credit Agreement”) among AutoZone as Borrower, the several Lenders from time to time party thereto, and Wells Fargo Bank, National Association as Administrative Agent (“Wells Fargo”), U.S. Bank National Association as Syndication Agent (“U.S. Bank”), arranged by Wells Fargo and U.S. Bank as Joint Lead Arrangers and Joint Book Runners.

The 364-Day Credit Agreement provides for loans in the principal amount of up to $500 million. The 364-Day Credit Agreement terminates by its terms, and all amounts borrowed under the 364-Day Credit Agreement shall be due and payable, on December 19, 2015, but AutoZone may, by notice to the Administrative Agent provided no sooner than 60 days prior to the current termination date but no later than 45 days prior to the current termination date, request an extension of the termination date for 364 days following the original termination date, in which event the Lenders under the 364-Day Credit Agreement may, at their individual options, elect to extend the termination date. In addition, no earlier than 60 days but at least 15 days prior to the termination date (including any extended termination date) of the 364-Day Credit Agreement, and subject to other conditions set forth in the 364-Day Credit Agreement, AutoZone may, by notice to the Administrative Agent, elect (the “Term-Out Option”) to convert any outstanding balance under the 364-Day Credit Agreement to a term loan that will mature on the first anniversary of the then current termination date. After exercising the Term-Out Option, AutoZone may not borrow or re-borrow additional funds under the 364-Day Credit Agreement, regardless of payment in full or in part of the outstanding principal amount under the 364-Day Credit Agreement. AutoZone will pay a 100 basis point fee to the lenders upon exercise of the Term-Out Option.

Revolving loans under the 364-Day Credit Agreement may be base rate loans, Eurodollar loans, or a combination of both, at AutoZone’s election. Base rate loans shall bear interest at a rate equal to the sum of (A) the highest of the Federal Funds Rate plus  1⁄2 of 1%, the Bank of America prime rate as publicly announced from time to time, and the Eurodollar Rate plus 1% (the “Base Rate”), plus (B) the Applicable Margin as defined in the 364-Day Credit Agreement. Eurodollar loans shall bear interest at a rate equal to the Eurodollar Rate as defined in the 364-Day Credit Agreement plus the Applicable Margin. Under the 364-Day Credit Agreement, the Applicable Margin for Base Rate Loans shall be between zero and 32.5 basis points based on the AutoZone Unsecured Debt Rating. Under the 364-Day Credit Agreement, the Applicable Margin for Eurodollar Loans shall be between 92.0 basis points and 132.5 basis points based on the AutoZone Unsecured Debt Rating. In addition, Facility Fees under the 364-Day Credit Agreement vary from 8.0 to 17.5 basis points based on the AutoZone Unsecured Debt Rating.

The 364-Day Credit Agreement is subject to customary affirmative, negative and financial covenants as more particularly described in the 364-Day Credit Agreement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) AutoZone’s Annual Meeting of Stockholders was held on December 18, 2014.

(b) The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected eleven directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2015 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Douglas H. Brooks	26,618,764	23,429	50,674	1,095,809
Linda A. Goodspeed	26,588,040	54,677	50,150	1,095,809
Sue E. Gove	26,369,427	273,132	50,308	1,095,809
Earl G. Graves, Jr.	26,511,036	144,848	36,983	1,095,809
Enderson Guimaraes	26,621,517	20,600	50,750	1,095,809
J. R. Hyde, III	26,554,331	102,057	36,479	1,095,809
D. Bryan Jordan	26,580,984	60,804	51,079	1,095,809
W. Andrew McKenna	26,093,110	562,830	36,927	1,095,809
George R. Mrkonic, Jr.	26,586,050	56,143	50,674	1,095,809
Luis P. Nieto	26,586,671	55,520	50,676	1,095,809
William C. Rhodes, III	25,624,185	839,086	229,596	1,095,809

Proposal 2: The AutoZone, Inc. 2015 Executive Incentive Compensation Plan was approved. The tabulation of votes on this matter was as follows:

26,361,085	votes for
286,977	votes against
44,805	abstentions
1,095,809	broker non-votes

Proposal 3: The Audit Committee’s designation of Ernst & Young LLP as AutoZone’s independent registered public accounting firm for the fiscal year ending August 29, 2015 was ratified by the stockholders. The tabulation of votes on this matter was as follows:

27,023,186	votes for
712,003	votes against
53,487	abstentions

There were no broker non-votes for this item.

Proposal 4: The compensation of AutoZone’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

26,065,234	votes for
480,600	votes against
147,033	abstentions
1,095,809	broker non-votes

Proposal 5: The stockholder proposal submitted by the Comptroller of the City of New York was not approved. The tabulation of votes on this matter was as follows:

7,983,648	votes for
15,497,369	votes against
3,211,850	abstentions
1,095,809	broker non-votes

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated as of December 19, 2014 among AutoZone, Inc., as Borrower, the lenders party thereto and Bank of America, N.A. as Administrative Agent

10.2	364-Day Credit Agreement Dated as of December 19, 2014 dated as of December 19, 2014 among AutoZone, Inc. as Borrower, the lenders party thereto and Wells Fargo Bank National Association as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 19, 2014	AUTOZONE, INC.

	By:	/s/ Kristen C. Wright
	Name:	Kristen C. Wright
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated as of December 19, 2014 among AutoZone, Inc., as Borrower, the lenders party thereto and Bank of America, N.A. as Administrative Agent

10.2	364-Day Credit Agreement Dated as of December 19, 2014 dated as of December 19, 2014 among AutoZone, Inc. as Borrower, the lenders party thereto and Wells Fargo Bank National Association as Administrative Agent